EXHIBIT 5

          OPINION OF COBLENTZ, PATCH, DUFFY & BASS, LLP
               (INCLUDES EXHIBIT 23.2 CONSENT OF
               COBLENTZ, PATCH, DUFFY & BASS, LLP)


                       December 23, 1999               6306-001


Real Goods Trading Corporation
3440 Airway Drive, Suite E
Santa Rosa, CA  95403-2065

Ladies and Gentlemen:

   In connection with the registration by you in a Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the "Registration Statement") filed on Form S-8 under the Securities Act of 1933, as amended, on or about November 19, 1999, of 1,200,000 shares of your Common Stock, without par value, issuable under the Real Goods Trading Corporation Third Amended and Restated Fiscal 1993 Stock Incentive Plan (the "1993 Plan") and 100,000 shares of your Common Stock, without par value, issuable under the Real Goods Trading Corporation Second Amended and Restated Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), we advise you that in our opinion such Shares, when issued and sold in accordance with the terms of the 1993 Plan and the Directors' Plan, as applicable, will be legally issued, fully paid and nonassessable.

    We hereby consent to the use of this opinion in connection with the Registration Statement.

                               Sincerely,

                               COBLENTZ, PATCH, DUFFY & BASS, LLP

                               By:[S]BARRY REDER
                                     Barry Reder